Exhibit 99.1

MICROVAST ANNOUNCES APPOINTMENT OF NEW DIRECTOR

STAFFORD, TX., June 27, 2022 – Microvast Holdings, Inc. (NASDAQ: MVST) (“Microvast” or the “Company”), a technology innovator that designs, develops and manufactures lithium-ion battery solutions, today announced that Yeelong Tan Balladon has been appointed to the Board of Directors of the Company (the “Board”), effective as of July 1, 2022. As a Class III director, Ms. Balladon will serve on the Board until the Company’s annual meeting of shareholders in 2024. She has also been appointed as a member of the Company’s nominating and corporate governance and audit committees and as chair of the Company’s compensation committee.

“We are excited to welcome Yeelong to our Board and we look forward to her guidance as Microvast continues to execute its growth strategy and scale its operations globally. We look forward to her future contributions to shareholder value creation,” said Mr. Yang Wu, Microvast’s Chairman and Chief Executive Officer.

“I’m delighted to join Microvast’s Board at this critical inflection point in the Company’s electrification journey,” said Ms. Balladon. “Microvast has industry leading technologies and I look forward to working with the Board and the management team to help the Company exceed its goals.”

Ms. Balladon has served as the lead independent trustee of the board of the Ashmore Funds since 2010 and as lead independent trustee since 2014. The Ashmore Funds is a registered US mutual funds complex dedicated to investing in emerging markets. Ms. Balladon also served as a non-executive director of Pacnet Limited from 2008-2015 and Jasper Investments from 2011 to 2015. Ms. Balladon was an associate and subsequently a partner at Freshfields Bruckhaus Deringer, an international law firm, from 1982 to 1988 and 1994 to 2009. She retired from the partnership in 2009. Ms. Balladon holds an LL.B. from the National University of Singapore and is legally professionally qualified in Singapore, England & Wales and the New York Bar.

About Microvast

Microvast is a technology innovator that designs, develops and manufactures lithium-ion battery solutions. Microvast is renowned for its cutting-edge cell technology and its vertical integration capabilities which extend from core battery chemistry (cathode, anode, electrolyte, and separator) to modules and packs. By integrating the process from raw material to system assembly, Microvast has developed a family of products covering a breadth of market applications, including electric vehicles, energy storage and battery components. Microvast was founded in 2006 and is headquartered near Houston, Texas. For more information, please visit www.microvast.com or follow us on LinkedIn or Twitter (@microvast).

Contact:

Sarah Alexander
ir@microvast.com
(346) 309-2562

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, statements regarding Microvast’s industry and market sizes, future opportunities for Microvast and the combined company and Microvast’s estimated future results. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.